UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2009

SINO CLEAN ENERGY INC.

(Exact name of registrant as specified in Charter)

Nevada	000-51753	75-2882833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Room 1605, Suite B, Zhengxin Building, No. 5, Gaoxin 1st Road, Gaoxin District,
Xi’an, Shaanxi Province, People’s Republic of China

(Address of Principal Executive Offices)

(8629) 8209-1099

(Issuer Telephone number)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 1, 2009, Sino Clean Energy Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Agreement”) with several institutional and/or accredited investors (collectively the “Purchasers”) pursuant to which the Company sold and issued to the Purchasers $5.415 million in aggregate principal amount of 10% senior secured convertible notes (the “Notes”) initially due June 30, 2012, and warrants to purchase up to 14.25 million shares of common stock (the “Warrants”) in a private placement pursuant to Regulation D under the Securities Act of 1933 (the “Transaction).  The Transaction closed on July 1, 2009 (the “Initial Closing” and such date, the “Initial Closing Date”). Gross proceeds from the sale of the Notes and Warrants were $5.415 million.  The net proceeds to the Company from the Initial Closing, after deducting offering related fees and expenses were $4.89 million.

The Agreement includes customary representations and warranties by each party thereto. The following is a brief description of such additional terms and conditions of the Agreement and the Transaction that are material to the Company:

•
The Agreement provides for the issuance of up to $12 million of Notes with an initial closing of no later than July 20, 2009, after which there may be multiple closings until a final closing no later than August 15, 2009;

•	On or prior to the Initial Closing Date, the Company will redeem its outstanding 18% secured convertible debentures due September 2009 in full, including accrued interest;

•
For as long as any Notes are outstanding: (a) the Company agrees not to increase the size of the Company’s Board of Directors (the “Board”) beyond seven members with the consent of the holders of a majority of the outstanding Notes; (b) the Purchasers shall have the right to designate one member of the  Board; and (c) the Purchasers, through their designated agent, shall have the right to appoint one observer to each meeting of the Board;

•	The Company covenants that a majority of the Board shall be comprised of independent directors at all times following the Initial Closing Date;

•
The Company covenants to prepare for listing on a national securities exchange and in connection thereto, to complete a reverse stock split of its common stock within 180 days of the Initial Closing Date to the extent necessary to meet the minimum share price requirement of such national securities exchange;

•
So long as at least $1 million in aggregate principal amount of the Notes are outstanding, the Purchasers shall have the right to participate to the extent of at least 10% of any future equity financing by the Company;

•	The Company’s management will lock up its shares of common stock for a period of two years commencing on the Initial Closing Date;

•	The Company’s management will collectively purchase an amount of Warrants and Notes equal to at least 5% of the Warrants and Notes sold through the final closing up to a maximum of $600,000;

•
Until the first anniversary of the Initial Closing Date, the Purchasers shall have the right to have the shares of common stock underlying their warrants included in a registration statement that the Company may file;

The Notes bear interest at 10% per year and mature on June 30, 2012 (the “Maturity Date”). Interest is payable quarterly in cash on the first day of January, April, July and October of each year and on the Maturity Date, commencing October 1, 2009. The Notes are secured by a personal guaranty by the Company’s chief executive officer, and certain shareholders of the Company have collectively pledged 35 million shares of common stock held by them as collateral for as long as the Notes are outstanding pursuant to a pledge agreement. Holders of the Notes have the right at any time to convert all or part of the outstanding principal amount of the Notes into common shares of the Company at the conversion price of $0.19 per share (the “Conversion Price”), provided that the Conversion Price will automatically adjust to 75% of the Conversion Price on January 1, 2010 if the Company does not achieve certain financial performance targets for the fiscal year ended December 31, 2009, and provided further that the Conversion Price will automatically adjust to 80% of the Conversion Price on January 1, 2011 if the Company does not achieve certain financial performance targets for the fiscal year ended December 31, 2010.

On the Maturity Date, the Company shall redeem all of then outstanding Notes at a redemption price equal to 100% of the aggregate principal amount of such Notes plus any accrued and unpaid interest, provided that the interest shall be increased in the event of default. However, the Holders have the right to require the Company to repurchase the Notes at the Early Redemption Amount, upon a change of control, or upon delisting of the Common Stock from the Over-The-Counter Bulletin Board (the “OTCBB”) or such other exchange or quotation system on which the Common Stock may then be listed or quoted, if such event is not cured by the Company within fifteen days thereafter. An amount equal to 100% of the aggregate principal amount of the outstanding Notes plus a premium such that the total cash return to the Holders equals a gross yield of 15% per annum on the aggregate principal amount of such Notes (including both paid and any accrued and unpaid interest), calculated on a quarterly basis, provided, that such gross yield shall be increased to the default rate of 18% in the event of default.

Each Warrant entitles each Purchaser to purchase one share of the Company’s common stock, and will expire on the third anniversary of its issuance date. The initial Warrant exercise price (the “Exercise Price”) will be equal to 150% of the initial Conversion Price, i.e. $0.285, while the Warrants will have a “cashless” exercise feature unless Warrant Shares are included in an effective registration statement within 12 months from the Closing Date.

The Conversion Price and the Exercise Price will be subject to a full ratchet anti-dilution adjustment in the event that the Company issues additional equity, equity linked securities or securities convertible into equity,  (other than shares issued to officers, directors or employees of or consultants to the Company pursuant to any compensation agreement, plan or arrangement or the issuance of  common stock upon the exercise of any such options or warrants, provided such securities were issued prior to the date hereof or pursuant to a stock option plan that was approved by the Board and stockholders of the Company, or securities issued in connection with a strategic transaction) at a purchase price less than the then applicable Conversion Price or the Exercise Price. The Conversion Price and the Exercise Price will also be subject to proportional adjustment for stock splits, stock dividends, recapitalizations and the like.

The foregoing summary of the Notes, Warrants and related agreements is qualified in its entirety by the terms of the Agreement, the form of the Note, the form of Warrant and the related agreements included as exhibits hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures under Item 1.01 are incorporated in this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities

The disclosures under Item 1.01 are incorporated in this Item 3.02 by reference.

The Notes and the Warrants were issued to accredited investors in a private placement transaction exempt from registration under the Act, pursuant to Rule 506 of Regulation D promulgated thereunder. The Notes and the Warrants have not been registered under the Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Act and applicable state securities laws or an applicable exemption from registration requirements.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Exhibit Title or Description
99.1 99.2	Form of Securities Purchase Agreement, dated as of July 1, 2009 by and among the Company and the Purchasers Form of 10% Senior Secured Convertible Note issued to the Purchasers
99.3	Form of Warrant issued to the Purchasers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 8, 2009	SINO CLEAN ENERGY INC. (Registrant)

	By:	/s/ Baowen Ren
Baowen Ren Chief Executive Officer